EXHIBIT 99.1


NEWS RELEASE


                APA OPTICS ANNOUNCES CHANGE IN BOARD OF DIRECTORS

     MINNEAPOLIS (October 1, 2002) - APA Optics, Inc. (Nasdaq/APAT) today announced that Gregory Von Wald has resigned from the Company's Board of Directors. Mr. Von Wald served on the Board since 1997 as a representative of the Aberdeen Development Council, one of the funding sources for the Company's Aberdeen, South Dakota, manufacturing facility.

     Anil K. Jain, Ph.D., APA's founder, president, and chief executive officer, said Mr. Von Wald contributed significantly to APA over the years. "Greg is a strategic thinker and was always able to maintain perspective. We thank him for his years of service and will miss his presence on the board."

     APA's board of directors will fill the board seat vacated by Mr. Von Wald by appointment.

     APA Optics, Inc. develops, manufactures and markets advanced products for the fiber optic network communications, optoelectronics and laser industries, including dense wavelength division multiplexing (DWDM) components, ultraviolet
(UV) detectors and devices for consumer UV monitoring based on compound semiconductor technology, nitride epitaxial layers and custom optics. APA's Internet address is http://www.apaoptics.com.
                       ------------------------


APA Optics, Inc. Contact Information:
-------------------------------------

Bob Ringstad
Chief Financial Officer
bob@apaoptics.com
-----------------

763-784-4995
Anil Jain
Chief Executive Officer
infor@apaoptics.com
-------------------
763-784-4995


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